CUSTODY AGREEMENT


	AGREEMENT dated as of June 13, 1994 between Ambassador Funds (the "Trust"), a Massachusetts Business Trust with offices at One Exchange Place, 4th Floor, Boston, MA 02109, on behalf of the Ambassador Money Market Fund, Ambassador U.S. Treasury Fund, Ambassador Tax-Free Money Market Fund, Ambassador Bond Fund, Ambassador Income Bond Fund, Ambassador Intermediate Bond Fund, Ambassador Tax-Free Bond Fund, Ambassador Tax-Free Intermediate
Bond Fund, Ambassador Michigan Tax-Free Bond Fund, Ambassador Established Company Growth Fund, Ambassador Growth Fund,
Ambassador Small Company Growth Fund, Ambassador International
Stock Fund, Ambassador Indexed Stock Fund, Ambassador Growth & Income Fund, and Ambassador Balanced Fund (individually, a "Fund" and collectively, the "Funds"), and Comerica Bank (the
"Custodian"), a Michigan banking corporation and a wholly-owned subsidiary of Comerica Incorporated, with its principal place of business at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan.

W I T N E S S E T H:

	That for and in consideration of the mutual promises hereinafter set forth, the Trust and the Custodian agree as follows:


1.	Definitions.

	Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a)	"Authorized Person" shall be deemed to include the Chairman
of the Board of Trustees, the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board of Trustees of the Trust to give Oral Instructions and Written Instructions on behalf of a Fund and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

(b)	"Book-Entry System" shall mean the Federal Reserve/Treasury
book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

(c)	"Certificate" shall mean any notice, instruction or other
instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Trust by any two Authorized Persons or any two officers thereof.

(d)	"Declaration of Trust" shall mean the Declaration of Trust
of the Trust filed with the Secretary of the Commonwealth of Massachusetts on August 31, 1989, as now in effect and as the same may be amended from time to time.

(e)	"Depository" shall mean The Depository Trust Company
("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

(f)	"Money Market Security" shall be deemed to include, without
limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

(g)	"Oral Instructions" shall mean verbal instructions actually
received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

(h)	"Prospectus" shall mean a Fund's current prospectus and
statement of additional information relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended.

(i)	"Shares" refers to the shares of beneficial interest, $.001
par value per share of a Fund, as may be issued by the Fund from time to time.

(j)	"Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, options and other securities, commodity interests and investments, including currency, from time to time of a Fund, including futures contracts, forward contracts and options on futures contracts and forward contracts.

(k)	"Transfer Agent" shall mean the person which performs as the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Trust.

(l)	"Written Instructions" shall mean a written communication
actually received by the Custodian signed by two Authorized Persons or from two persons reasonably believed by the Custodian to be Authorized Persons by telex or facsimile machine or any other such system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication; however, "Written Instructions" from the Trust's Administrator, The Shareholder Services Group, Inc., to the Custodian shall mean an electronic communication transmitted by fund accountants and their managers (who have been provided an access code by the Administrator) and actually received by the Custodian.

(m)	The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

2.	Appointment of Custodian.

(a)	The Trust hereby constitutes and appoints the Custodian as
custodian of all the Securities and monies at the time owned by or in the possession of the Funds during the period of this Agreement.

(b)	The Custodian hereby accepts appointment as such custodian
and agrees to perform the duties thereof as hereinafter set forth.

(c)	The Custodian understands and acknowledges that the Trust
intends to issue Shares of separate series and classes, and may classify and reclassify Shares of such series and classes. The Custodian shall identify to each such series or class the property belonging to such series or class and in such reports, confirmations and notices to the Trust called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains. In the event the Trust establishes one or more portfolios other than the Funds with respect to which the Trust wishes to retain the Custodian to act as custodian, the Trust shall so notify the Custodian in writing. If the Custodian is willing to render such services, the Custodian shall notify the Trust in writing whereupon each such portfolio shall be deemed to be a Fund hereunder.

3.	Compensation.

(a)	The Trust will compensate the Custodian for its services
rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein.

(b)	Any compensation agreed to hereunder may be adjusted from
time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Authorized Officer or authorized representative of each party hereto.

(c)	The Custodian will bill the Trust as soon as practicable
after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule for the Trust. The Trust will promptly pay to the Custodian the amount of such billing. The Custodian may charge against any monies held on behalf of a Fund pursuant to this Agreement such compensation and any expenses incurred by the Custodian (and reimbursable by the Fund) in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against any money held on behalf of a Fund pursuant to this Agreement the amount of any loss, damage, liability or expense incurred with respect to the Fund, including reasonable counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.

	The expenses which the Custodian may charge against such account include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling transactions outside of Detroit, Michigan or New York City, New York involving the purchase and sale of Securities.

(d)	Each Fund will use reasonable efforts to avoid cash
overdrafts in its account and will provide offsetting balances with respect to any cash overdrafts that may occur from time to time.

(e)	If in any fiscal year the aggregate expenses of any Fund (as defined under the securities regulations of any state having jurisdiction over such Fund) exceed the expense limitations of any such state, the Trust may deduct from the total fees to be paid with respect to such Fund under this Agreement and under the Administration Agreement, or the Custodian and the Trust's Administrator together will bear, to the extent required by state law, that portion of the excess as said total fees with respect to such Fund bear to the total fees otherwise payable for the fiscal year by the Trust pursuant to the aforesaid Agreements and the Trust's investment advisory agreement with respect to such Fund. Such deduction or payment, if any, with respect to the Custodian will be limited to the amount of the fee paid hereunder for the applicable period with respect to the Fund involved.

4.	Custody of Cash and Securities.

	(a)	Receipt and Holding of Assets.

The Trust will deliver or cause to be delivered to the Custodian all Securities and monies owned by the Funds, including cash received from the issuance of Shares, at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and monies until actually received by it. The Trust shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions or Written Instructions, as to the manner in which and in what amounts Securities and monies are to be deposited on behalf of the Funds in the Book-Entry System or a Depository and specifically allocated on the books of the Custodian to the Funds; provided, however, that prior to the initial deposit of Securities of the Funds in the Book-Entry System or a Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate or Written Instructions specifically approving such deposits by the Custodian in the Book-Entry System or a Depository. Securities and monies of the Funds deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts which the Custodian acts in a fiduciary or representative capacity.

(b)	Accounts and Disbursements.  The Custodian shall establish
and maintain a separate account for each Fund and shall credit to the separate account all monies received by it for the account of the Fund and shall disburse the same only:

1.	In payment for Securities purchased for the Fund, as
provided in Section 5 hereof;

2.	Pursuant to Written Instructions, for the payment of any
expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees and operating expenses of the Fund whether or not such expenses are, in whole or in part, to be capitalized or treated as deferred expenses;

3.	In payment of dividends or distributions with respect to the
Shares of the Fund, as provided in Section 7 hereof;

4.	In payment of original issue or other taxes with respect to
the Shares of the Fund, as provided in Section 8 hereof;

5.	In payment for Shares which have been redeemed by the Fund,
as provided in Section 8 hereof;

6.	Pursuant to Written Instructions, setting forth the name and address of the Fund and the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made;

7.	In payment of fees and in reimbursement of the expenses and
liabilities of the Custodian attributable to the Fund, as provided in Section 3(a) and Section 11(h) hereof; or

8.	To a sub-custodian pursuant to Section 11(f) hereof.

(c)	Confirmation and Statements.  Promptly after the close of
business on each day, the Custodian shall furnish each Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where securities purchased by the Funds are in a tangible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Depository or the Book-Entry System, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to the Funds. At least monthly, the Custodian shall furnish each Fund with a detailed statement of the Securities and monies held for the Fund under this Agreement. The Custodian shall also furnish the Trust with such periodic and special reports as the Trust may reasonably request, and such other information as may be agreed upon from time to time.

(d)	Registration of Securities and Physical Separation.  All
Securities held for the Funds which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or a Depository or their successor or successors, or their nominee or nominees. The Trust reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities of the Funds. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or a Depository, any Securities which it may hold for the account of the Funds and which may from time to time be registered in the name of the Funds. The Custodian shall hold all such Securities specifically allocated to a Fund which are not held in the Book-Entry System or a Depository in a separate account for the Fund in the name of the Fund physically segregated at all times from those of any other person or persons.

(e)	Segregated Accounts.  Upon receipt of a Written Instruction
the Custodian will establish segregated accounts on behalf of the Funds to hold liquid or other assets as it shall be directed by a Written Instruction and shall increase or decrease the assets in such segregated accounts only as it shall be directed by subsequent Written Instruction.

(f)	Collection of Income and Other Matters Affecting Securities.
Unless otherwise instructed to the contrary by a Written
Instruction, the Custodian by itself, or through the use of the Book-Entry System or a Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Funds in accordance with this Agreement:

1.	Collect all income due or payable;

2.	Present for payment and collect the amount payable upon all
Securities which may mature or be called, redeemed or retired, or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to a Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds which are owned by a Fund and held by the Custodian or its nominees. Nor shall the Custodian have any responsibility or liability to a Fund for any loss by a Fund for any missed payment or other defaults resulting therefrom; unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by a Fund and held by the Custodian or its nominee.
The Custodian shall not be responsible and assumes no liability to a Fund for the accuracy or completeness of any notification the Custodian may furnish to a Fund with respect to put bonds;

3.	Surrender Securities in temporary form for definitive
Securities;

4.	Execute any necessary declarations or certificates of
ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect;

5.	Hold directly, or through the Book-Entry System or the
Depository with respect to Securities therein deposited, for the account of the Funds all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Funds;

6.	Transmit promptly to the Trust any proxy statement, proxy
materials, notice of a call or conversion or similar communication received by it as Custodian; and

7.	Receive and hold for the account of each Fund all securities received as a distribution on the Fund's portfolio of securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities belonging to the Fund.

(g)	Delivery of Securities and Evidence of Authority.  Upon
receipt of Written Instructions and not otherwise, except for subparagraphs 5, 6, and 7 of this section 4(g) which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of the Book-Entry System or a Depository, shall:

1.	Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Fund as owner of any Securities may be exercised;

2.	Deliver or cause to be delivered any Securities held for a
Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

3.	Deliver or cause to be delivered any Securities held for a
Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for the Fund certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

4.	Make or cause to be made such transfers or exchanges of the
assets specifically allocated to the separate account of a Fund and take such other steps as shall be stated in Written
Instructions to be for the purpose of effecting any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

5.	Deliver Securities owned by a Fund upon sale of such
Securities for the account of the Fund pursuant to Section 5;

6.	Deliver Securities owned by a Fund upon the receipt of
payment in connection with any repurchase agreement related to such Securities entered into by the Fund;

7.	Deliver Securities owned by a Fund to the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 10(f) or into the name or nominee name of any sub-custodian appointed pursuant to Section 10(e); or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided, however, that in any such case, the new Securities are to be delivered to the Custodian;

8.	Deliver Securities owned by a Fund to the broker for
examination in accordance with "street delivery" custom;

9.	Deliver Securities owned by a Fund in accordance with the
provisions of any agreement among the Fund, the Custodian and any broker-dealer or any similar organization or organizations relating to compliance with the rules of any options clearing entity or securities or commodities exchange, regarding escrow or other arrangements in connection with transactions by the Fund;

10.	Deliver Securities owned by a Fund in accordance with the
provisions of any agreement among the Fund, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

11.	Deliver Securities owned by a Fund for delivery in
connection with any loans of securities made by the Fund but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

12.	Deliver Securities owned by a Fund for delivery as security
in connection with any borrowings by the Fund requiring a pledge of Fund assets, but only against receipt of amounts borrowed;

13.	Deliver Securities owned by a Fund upon receipt of Written
Instructions from the Fund for delivery to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

14.	Deliver Securities as collateral in connection with short
sales of securities by a Fund;

15.	Deliver Securities for any purpose expressly permitted by
and in accordance with procedures described in a Fund's Prospectus or resolution adopted by its Board of Trustees signed by an Authorized Person and certified by the Secretary of the Trust; and

16.	Deliver Securities owned by a Fund for any other proper
business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Trustees signed by an Authorized Person and certified by the Secretary of the Fund, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

(h)	Endorsement and Collection of Checks, Etc.  The Custodian is
hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of a Fund; provided, however, that the Custodian shall not be liable pursuant to this Agreement for any money, whether or not represented by check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest in the Book-Entry System or the Depository.

5.	Purchase and Sale of Investments of a Fund.

(a)	Promptly after each purchase of Securities for a Fund, the
Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written Instructions and (ii) with respect to each purchase of Money Market Securities, either Written Instructions or Oral Instructions, in either case specifying with respect to each purchase: (1) the name of the issuer and the title of the Securities; (2) the number of shares or the principal amount purchased and accrued interest, if any; (3) the date of purchase and settlement; (4) the purchase price per unit; (5) the total amount payable upon such purchase; (6) the name of the person from whom or the broker through whom the purchase was made, if any; (7) whether or not such purchase is to be settled through the Book-Entry System or a Depository; and (8) whether the Securities purchased are to be deposited in the Book-Entry System or a Depository. The Custodian shall receive the Securities purchased by or for the Fund and upon receipt of Securities or, as appropriate, a copy of the broker's or dealer's confirmation or payee's invoice, shall pay out of the monies held for the account of the Fund the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instructions.

(b)	Promptly after each sale of Securities of a Fund, the Fund
shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each sale of Money Market Securities, either Written Instructions or Oral Instructions, in either case specifying with respect to such sale: (1) the name of the issuer and the title of the Securities; (2) the number of shares or principal amount sold, and accrued interest, if any; (3) the date of sale; (4) the sale price per unit; (5) the total amount payable to the Fund upon such sale; (6) the name of the broker through whom or the person to whom the sale was made; and
(7) whether or not such sale is to be settled through the Book-Entry System or a Depository. The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Fund upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable to the Fund as set forth in such Written or Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and is customary among dealers in Securities, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

6.	Lending of Securities.

(a)	If the Trust is permitted by the terms of its Declaration of
Trust and, as disclosed in its Prospectus to lend Securities, within 24 hours after each loan of Securities, a Fund, shall deliver to the Custodian Written Instructions specifying with respect to each such loan: (i) the name of the issuer and the title of the Securities; (ii) the number of shares or the principal amount loaned; (iii) the date of loan and delivery; (iv) the total amount to be delivered to the Custodian and specifically allocated against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified;
(v) the name of the broker, dealer or financial institution to which the loan was made; and (vi) whether the Securities loaned are to be delivered through the Book-Entry System or a Depository.

(b)	Promptly after each termination of a loan of Securities, a
Fund shall deliver to the Custodian Written Instructions specifying with respect to each such loan termination and return of Securities: (i) the name of the issuer and the title of the Securities to be returned; (ii) the number of shares or the principal amount to be returned; (iii) the date of termination;
(iv) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instructions); (v) the name of the broker, dealer or financial institution from which the Securities will be returned; and (vi) whether such return is to be effected through the Book-Entry System or a Depository. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay the total amount payable upon such return of Securities as set forth in the Written Instructions. Securities returned to the Custodian shall be held as they were prior to such loan.

7.	Payment of Dividends or Distributions.

(a)	The Trust shall furnish to the Custodian Written
Instructions (i) authorizing the declaration of dividends or distributions with respect to a Fund on a specified periodic basis and specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any distribution by the Fund, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, and the total amount payable to the Transfer Agent on the payment date.

(b)	Upon the payment date specified in such Written
Instructions, the Custodian shall pay to the Transfer Agent out of monies specifically allocated to and held for the account of a Fund the total amount payable to the Transfer Agent. In lieu of paying the Transfer Agent cash dividends and distributions, the Custodian may arrange for the direct payment of cash dividends and distributions to Shareholders by the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, the Custodian and the Transfer Agent.

8.	Sale and Redemption of Shares of the Trust.

(a)	Whenever a Fund shall sell any Shares, the Fund shall
deliver or cause to be delivered to the Custodian Written
Instructions duly specifying:

1.	The number of Shares sold, trade date, and price; and

2.	The amount of money to be received by the Custodian for the
sale of such Shares.

	The Custodian understands and agrees that Written
Instructions may be furnished subsequent to the purchase of Shares of the Fund and that the information contained therein will be derived from the sales of Shares as reported to the Fund by the Transfer Agent.

(b)	Upon receipt of such money from the Transfer Agent, the
Custodian shall credit such money to the separate account of the Fund.

(c)	Upon issuance of any Shares in accordance with the foregoing provisions of this Section 8, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of Written Instructions specifying the amount to be paid.

(d)	Except as provided hereafter, whenever any Shares are
redeemed, the Fund shall cause the Transfer Agent to promptly furnish to the Custodian Written Instructions, specifying:

		1.	The number of Shares redeemed; and

		2.	The amount to be paid for the Shares redeemed.

	The Custodian further understands that the information contained in such Written Instructions will be derived from the redemption of Shares as reported to the Fund by the Transfer
Agent.

(e)	Upon receipt from the Transfer Agent of advice setting forth the number of Shares received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent of the total amount specified in Written Instructions issued pursuant to paragraph (d) of this Section 8. In lieu of paying the Transfer Agent said redemption proceeds as stated, the Custodian may arrange for the direct payment of said proceeds to Shareholders by the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, the Custodian and the Transfer Agent.

(f)	Notwithstanding the above provisions regarding the
redemption of Shares, whenever such Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by Written Instructions, shall honor the check presented as part of such check redemption privilege out of the monies specifically allocated to the Fund in such advice for such purpose.

9.	Indebtedness.

(a)	The Trust will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which a Fund borrows money, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund and the amount of collateral, if any, required for such loan. The Trust shall promptly deliver to the Custodian Written Instructions stating with respect to each such borrowing: (i) the name of the bank; (ii) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement or evidence of indebtedness; (iii) the time and date, if known, on which the loan is to be entered into (the "Borrowing Date"); (iv) the date on which the loan becomes due and payable;
(v) the total amount payable to the Fund on the Borrowing Date;
(vi) the market value of Securities, if any, to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal or other amount of any particular Securities; (vii) whether the Custodian is to deliver such collateral through the Book-Entry System or a Depository; and (viii) a statement that such loan is in conformance with the 1940 Act and the Fund's Prospectus.

(b)	Upon receipt of the Written Instructions referred to in
subparagraph (a) above, the Custodian shall deliver on the Borrowing Date the specified collateral (if any) against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instructions. The Custodian may, at the option of the lending bank (unless the lending bank has not been appointed a custodian or sub-custodian of the Fund's assets, in which case the Custodian must), keep any such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the same manner as directed by the Fund from time to time such Securities specifically allocated to such Fund as may be specified in Written Instructions to collateralize further any transaction described in this Section 9. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in Written Instructions all of the information required by this Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

10.	Persons Having Access to Assets of the Fund.

(a)	No trustee, officer, employee or agent of the Trust, and no
officer, director, employee or agent of a Fund's investment advisers, or any sub-investment adviser of a Fund, or of a Fund's administrator, shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with a Fund's investment advisers, with any sub-investment adviser of a Fund or with a Fund's administrator shall have access to the assets of the Fund.

(b)	The individual employees of the Custodian duly authorized by the Board of Trustees of the Custodian to have access to the assets of the Funds are listed in the certification annexed hereto as Appendix C. The Custodian shall advise the Funds of any change in the individuals authorized to have access to the assets of the Fund by written notice to the Fund accompanied by a certified copy of the authorizing resolution of the Custodian's Board of Trustees approving such change.

(c)	Nothing in this Section 10 shall prohibit any officer,
employee or agent of the Trust, or any officer, director, employee or agent of the investment advisers, of any sub-investment adviser of the Funds or of the Funds' administrator, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of a Fund prohibited by paragraph (a) of this
Section 10.

11.	Concerning the Custodian.

(a)	Standard of Conduct.  In the performance of its duties
hereunder, the Custodian shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy and completeness of all services under this Agreement. Except as otherwise provided herein, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its negligence, misfeasance or willful misconduct or that of its employees or agents. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Trust or of its own counsel, at the expense of the Trust, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Funds for any loss or damage resulting from the use of the Book-Entry System or a Depository arising by reason of any negligence, misfeasance or willful misconduct on the part of the Custodian or any of its employees or agents.

(b)	Limit of Duties.  Without limiting the generality of the
foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

1.	The validity of the issue of any Securities purchased by the
Funds, the legality of the purchase thereof, or the propriety of the amount paid therefor;

2.	The legality of the sale of any Securities by the Funds or
the propriety of the amount for which the same are sold;

3.	The legality of the issue or sale of any Shares, or the
sufficiency of the amount to be received therefor;

4.	The legality of the redemption of any Shares, or the
propriety of the amount to be paid therefor;

5.	The legality of the declaration or payment of any
distribution of any Fund; or

6.	The legality of any borrowing.

(c)	No Liability Until Receipt.  The Custodian shall not be
liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of a Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest in the Book-Entry System or a Depository.

(d)	Amounts Due from Transfer Agent.  The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Funds from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

(e)	Collection Where Payment Refused.  The Custodian shall not
be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action. The Custodian shall give the Funds prompt notice of each such event.

(f)	Appointment of Sub-Custodians.  In connection with its
duties under this Agreement, the Custodian may, at its own expense, enter into sub-custodian agreements with other domestic banks or trust companies for the receipt of certain securities and cash to be held by the Custodian for the accounts of the Funds pursuant to this Agreement; provided that each such bank or trust company complies with all relevant provisions of the 1940 Act, applicable state securities laws and the rules and regulations thereunder. The Custodian shall remain responsible for the performance of all of its duties under this Agreement and shall hold the Trust harmless from the acts and omissions, under the standards of care provided for herein, of any domestic bank or trust company that it might choose pursuant to this Section. The parties hereto acknowledge that they intend to enter into a Sub-Custodian Agreement with Boston Safe Deposit and Trust Company or another institution agreeable to them providing for the custody of certain Securities outside the United States in accordance with Rule 17f-5 under the 1940 Act.

(g)	No Duty to Ascertain Authority.  The Custodian shall not be
under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund are such as may properly be held by the Fund under the provisions of the Declaration of Trust and the Prospectus.

(h)	Reliance on Certificates and Instructions.  The Custodian
shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by two officers of the Trust or Authorized Persons. The Custodian shall be entitled to rely upon any Written or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person in the case of Oral Instructions or two Authorized Persons in the case of Written Instructions. The Trust agrees to forward to the Custodian Written Instructions from two Authorized Persons confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Trust agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

(i)	Books and Records.  The books and records pertaining to the
Trust which are now or hereafter in the possession of the Custodian shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and regulations and shall, to the extent practicable, be maintained separately for each Fund of the Trust. The Trust, the Trust's authorized representatives and auditors shall have access to such books and records at all times during the Custodian's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by the Custodian to the Trust or the Trust's authorized representatives at the Trust's expense.

	The Custodian shall provide the Trust with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or a Depository and with such reports on its own systems of internal accounting control in accordance with the requirements of the 1940 Act and as the Trust may reasonably request from time to time.

(j)	Cooperation with Accountants.  The Custodian shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinions, as such may be required from time to time by the Trust.

(k)	Compliance with Governmental Rules and Regulations.  The
Custodian shall comply with all applicable requirements of the federal securities and commodities laws, and any other laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Custodian hereunder. Except as specifically set forth herein, the Custodian assumes no responsibility for such compliance by the Trust.


12.	Term and Termination.

(a)	This Agreement shall become effective on the date first set
forth above (the "Effective Date") and shall continue in effect thereafter until terminated pursuant to paragraph (b) of this
Section 12.

(b)	Either of the parties hereto may terminate this Agreement at any time by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Trust, it shall be accompanied by a certified resolution of the Board of Trustees of the Trust, electing to terminate this Agreement and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act.

	In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a certified resolution of the Board of Trustees of the Trust, designating a successor custodian or custodians. In the absence of such designation by the Trust, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Trust fails to designate a successor custodian, the Trust shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System and other securities held in uncertificated form which cannot be delivered to the Trust) and monies then owned by the Trust, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System and other uncertificated securities which cannot be delivered to the Trust.

(c)	Upon the date set forth in such notice under paragraph (b)
of this Section 12, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian deliver directly to the successor custodian on that date all Securities and monies then held by the Custodian on behalf of the Trust, after deducting all fees, expenses and other amounts the payment or reimbursement of which it shall then be entitled.

13.	Limitation of Liability.

	The names "Ambassador Funds" and "Trustees of Ambassador Funds" refer respectively to the Trust created and the Trustees as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated August 30, 1989 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Ambassador Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, Shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

14.	Miscellaneous.

(a)	Annexed hereto as Appendix A is a certification signed by
two of the present officers of the Trust setting forth the names and the signatures of the present Authorized Persons. The Trust agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

(b)	Annexed hereto as Appendix B is a certification signed by
the present officers of the Trust setting forth the names and the signatures of the three present officers of the Trust. The Trust agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of the Trust or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of the officers as set forth in the last delivered certification.

(c)	Any notice or other instrument in writing, authorized or
required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 411 West Lafayette, 2nd Floor MasterTrust Mail Code 3438, Detroit, Michigan 48226, Attn: Julie Elya or at such other place as the Custodian may from time to time designate in writing.

(d)	Any notice or other instrument in writing, authorized or
required by this Agreement to be given to the Trust, shall be sufficiently given if addressed to the Trust and mailed or delivered to Charles W. Elliott, President, Ambassador Funds, c/o Kellogg Company, One Kellogg Square, P.O. Box 3599, Battle Creek, Michigan 49016-3125, with a copy to 100 Renaissance Center, Detroit, Michigan 48243-3045, Attn: Ann Putallaz, or to such other place as the Trust may from time to time designate in writing.

(e)	This Agreement may not be amended or modified in any manner
except by a written agreement executed by both parties with the same formality as this Agreement, (i) authorized and approved by a resolution of the Board of Trustees of the Trust, including a majority of the members of the Board of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940
Act), or (ii) authorized and approved by such other procedures as may be permitted or required by the 1940 Act.

(f)	This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust authorized or approved by a resolution of the Board of Trustees of the Trust, and any attempted assignment without such written consent shall be null and void.

(g)	This Agreement shall be construed in accordance with the
laws of the Commonwealth of Massachusetts.

(h)	The captions of the Agreement are included for convenience
of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(i)	This Agreement may be executed in any number of
counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

		IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.



	AMBASSADOR FUNDS


	By: /s/ Charles W. Elliott
	Name:   Charles W. Elliott
	Title:

	COMERICA BANK


	By: /s/ Julie Elya
	Name:  Julie Elya
	Title:  Vice President



SCHEDULE A



Annual fee

Computed daily and payable monthly based on the aggregate average daily net assets of the Ambassador Funds and the St. Clair Funds, Inc.

	First $100 million of net assets		.03%
	Next $500 million of net assets		.02%
	Over $600 million of net assets		.01%


Transaction Charges

	DTC Trades					$2.00 per trade
	Fed Book Entry Trade			$12.00 per trade
	U.S. Physical Trade				$25.00 per trade






APPENDIX A



	I, Patricia L. Bickimer, Secretary of Ambassador Funds, a
Massachusetts Business Trust (the "Trust") do hereby certify that:

	The individuals shown on Exhibit A attached hereto have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Trust and the signatures set forth opposite their respective names are their true and correct signatures.


	Ambassador Funds


	/s/ Patricia L. Bickimer
	Patricia L. Bickimer, Secretary



APPENDIX B



	I, Patricia L. Bickimer, Secretary of Ambassador Funds, a
Massachusetts Business Trust (the "Trust"), do hereby certify that:

	The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Trust's Declaration of Trust and the signatures set forth opposite their respective names are their true and correct signatures:

Name	Position	Signature

Charles W. Elliott	Chairman of the Board	/s/ Charles W.
Elliott
	of Trustees, President and
	Treasurer

Richard H. Rose	Assistant Treasurer	/s/ Richard H. Rose

Joseph Viselli	Assistant Treasurer	/s/ Joseph C. Viselli

Patricia L. Bickimer	Secretary	/s/ Patricia L. Bickimer

Lisa A. Rosen	Assistant Secretary	/s/ Lisa Anne Rosen



APPENDIX C - INDIVIDUALS WITH ACCESS



	I, _________________________, Secretary of Comerica Bank, a
Michigan banking corporation (the "Custodian"), do hereby certify that:

	The following named individuals have been duly authorized by the Executive Committee of the Board of Directors of the Custodian to have access to the assets of Ambassador Funds, a Massachusetts Business Trust, held by the Custodian in its capacity as such:














							COMERICA BANK




	_________________________
							Secretary













Exhibit A


Name					Signature

Kristopher Belken
	________________________________

Kim Cabot				________________________________

Kristine Cinquegrana
	________________________________

Jack Hathaway
	________________________________

Kyle Moran				________________________________

Josephine Ortigissen
	________________________________

Barbara Panzino
	________________________________


Stephen C. Chatain
	________________________________

Ann Conrad				________________________________

Phil Dano				________________________________

Patti DePace
	________________________________

Cheryl Z. Germeroth
	________________________________

Michael Gura
	________________________________

Wendy Harries
	________________________________

Alan Harris				________________________________

Michael Hill
	________________________________

Julie Hollinshead
	________________________________

Brian T. Jeffries
	________________________________

John Knox				________________________________

Trent May				________________________________

Raghu Ram				________________________________

David Rever				________________________________

D. Gary Richardson
	________________________________

Napoleon Rodgers
	________________________________

Kurt Stalzer
	________________________________

Susan Verdum
	________________________________

Brian Wall				________________________________





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